     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 2000

                                           REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO.1 TO

                             REGISTRATION STATEMENT
                               FILED ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                          QUINTEL COMMUNICATIONS, INC.
                        (NAME OF ISSUER IN ITS CHARTER)
                            ------------------------

                      DELAWARE                                             22-3322277
            (STATE OR OTHER JURISDICTION                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                 OF INCORPORATION)

                            ------------------------
        ONE BLUE HILL PLAZA, PEARL RIVER, NEW YORK 10965 (914) 620-1212
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              JEFFREY L. SCHWARTZ
                            CHIEF EXECUTIVE OFFICER
                          QUINTEL COMMUNICATIONS, INC.
        ONE BLUE HILL PLAZA, PEARL RIVER, NEW YORK 10965 (914) 620-1212
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                             MURRAY L. SKALA, ESQ.
              FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA & BASS LLP
              750 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022-1200
                                 (212) 888-8200
                              FAX: (212) 888-7776
                            ------------------------
Approximate date of proposed sale to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                          PROPOSED
                                                          OFFERING        PROPOSED        AMOUNT OF
        TITLE OF EACH CLASS OF            AMOUNT TO BE    PRICE PER       AGGREGATE      REGISTRATION
      SECURITIES BEING REGISTERED          REGISTERED    SECURITY(1)  OFFERING PRICE(1)     FEE(1)
-----------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share  229,862 Shares  $7.03125(2)      1,616,218          $427

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457.

(2) Represents the average of the high and low sales prices of the Common Stock for March 6, 2000 as reported by the Nasdaq National Market.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                          QUINTEL COMMUNICATIONS, INC.

                         229,862 SHARES OF COMMON STOCK


THIS PROSPECTUS COVERS 229,862 SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, FOR SALE BY OUR SHAREHOLDERS. OUR COMMON STOCK IS TRADED ON THE NASDAQ NATIONAL MARKET SYSTEM UNDER THE SYMBOL "QTEL." ON APRIL 14, 2000, THE LAST REPORTED SALES PRICE OF THE COMMON STOCK WAS $3.6875.


                            ------------------------

                     SEE "RISK FACTORS" BEGINNING ON PAGE 6
                         FOR INFORMATION THAT SHOULD BE
                      CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS         , 2000

     In this prospectus, references to the "Company," "Quintel," "we," "us" and "our" refer to Quintel Communications, Inc. and its consolidated subsidiaries

                               TABLE OF CONTENTS


                                                              PAGE
Prospectus Summary..........................................   3
Risk Factors................................................   6
Disclosure Regarding Forward-Looking Statements.............  10
Use of Proceeds.............................................  10
Selling Shareholder.........................................  10
Plan of Distribution........................................  11
Incorporation of Certain Information by Reference...........  11
Legal Matters...............................................  11
Experts.....................................................  12
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities................................  12
Where You Can Find More Information.........................  12

                               PROSPECTUS SUMMARY

     All of the information in this summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus, including information under "Risk Factors."

                          QUINTEL COMMUNICATIONS, INC.

GENERAL

     We presently develop, operate, and make strategic investments in Internet-based direct marketing companies. Although we continue to implement our business strategy of recognizing revenues through the offering of consumer products and services, towards the end of the fiscal year ended November 30, 1999, we began the process of shifting the marketing aspect of these operations to the Internet through our creation of the "Quintel Network," a portfolio of strategic investments and marketing partnerships with Internet marketing companies, e-commerce retailers and service providers. Together, the companies that comprise the Quintel Network market a wide variety of products and services aimed at the consumer audience. We utilize the Quintel Network's combined detailed database of profiled consumers to offer products and services via direct permission-based e-mail marketing, on-line promotions, free lottery participation offers, group aggregation buying activities and loyalty and incentive customer retention programs.

     Prior to the current fiscal year, we were primarily engaged in providing and marketing various telecommunications products and services and further utilizing our extensive database to facilitate direct marketing services for residential long distance customer acquisition programs. Our revenues from the foregoing were generated through fees paid for customer acquisitions and ongoing commissions earned under revenue sharing arrangements with long distance carriers. We no longer actively market these products or services. Nevertheless, we continue to collect commissions pursuant to our revenue sharing agreements.

     The process of restructuring our marketing emphasis towards the on-line sector, while simultaneously striving to increase shareholder value, consisted of several factors, including the following:

     - The divestiture of our legacy 900 Pay-Per-Call business, completed in June 1999.

     - The June 1999 redemption of 1.3 million shares of our common stock at $1.35 per share.

     - The commencement of the formation of the "Quintel Network" in August
       1999.

     - The launching of two Internet websites, GroupLotto.com and MultiBuyer.com, in November 1999 and December 1999, respectively.

DATABASE GROWTH AND EXPANSION

     The first step in creating our Quintel Network was to grow our already extensive profiled consumer database. Towards this end, we have made strategic investments in several companies. In tandem with each of these investments, we entered into marketing agreements, entitling us access to these entities' proprietary e-mail databases and other marketing data. The entities in which we made these strategic investments (and to whose databases we gained access) include the following:

     - SkyMall, Inc., a publicly-traded company (Nasdaq-SKYM) with access to e-mail addresses and other marketing information for over 3 million consumers, that utilizes its website, SkyMall.com, and exclusive agreements with several airline carriers and travel partners to offer a wide array of products from a variety of vendors.

     - Itarget.com, Inc. is a permission based direct e-mail marketing company with over 1 million members that have given their consent to be marketed for various products and services.

     - The Innovation Factory, Inc., a development stage company, intends to provide business development support, state of the art infrastructure and necessary capital to promising new companies.

     - GenerationA.com, Inc. provides internet and other computer related products and services to the over-50 generation.

     - AtYourBusiness.com, Inc. provides a full-range of support services for small businesses, including assistance with human resources, payroll, office management and growth management.

     - Montvale Management, LLC provides a full range of on-line mortgage products and services to homeowners.

We are also acquiring additional marketing information from traffic attracted to GroupLotto.com and MultiBuyer.com, two websites created by one of our majority owned subsidiaries.

     - GroupLotto.com -- This website permits Internet users to play the lottery free in exchange for providing their e-mail addresses. Players can win a $2,000,000 jackpot by selecting the winning lottery numbers. GroupLotto.com accommodates the public's interest in free lotteries by offering the opportunity to participate in multiple weekly drawings at no cost, while simultaneously serving as a valuable marketing information source for our other Internet activities.

     - MultiBuyer.com -- This website is an online retail location where buyers consolidate their purchasing power for a variety of offered products and services and reap the benefits of reduced sales prices that generally correlate to bulk purchases. The on-line consumers select the price that they want to pay for a particular product or service. For the majority of "MultiBuys," as the number of buyers for that product or service increases, the asking price for the product or service decreases, until a large enough number of purchasers are accumulated to allow the seller to deliver such product at the buyers' asking price.

Based on the foregoing alliances that comprise the Quintel Network, we estimate that we presently have access to in excess of 5 million opt-in e-mail addresses.

MARKETING OF PRODUCTS AND SERVICES

     The second step in creating the Quintel Network is to utilize the extensive database accumulated by the Quintel Network to generate revenue. We believe this can be achieved by acquiring the right to market a wide array of products and services to the large potential customer base that comprises our database. Towards this end, we recently entered into marketing agreements with several different companies for the marketing of a wide variety of products and services.

     These include:

     - Cellstar, Ltd., d/b/a Echostar, providers of the DISH 500 Satellite TV System and service.

     - SunDial Marketplace Corporation, providers of wireless telecommunications services from AT&T, Cellular One, AllTel, OmniPoint and Airtouch, as well as cellular handsets and accessories from Nokia, Motorola, Qualcomm, Ericcson and Sony.

     - NextCard, Inc., which offers instant on-line approval for the NextCard(R) Visa(R).

     - GTC Telecom Corp., which offers 5 cent per minute long distance services.

     - Mortgage.com, Inc., providers of various on-line mortgages and other programs geared toward the homeowner.

     - LCS Golf, Inc. (Nasdaq -- LCSGE), a company that offers golf related products and services via its website, GolfUniverse.com.

     We were organized in 1993 under the laws of the State of Delaware as Quintel Entertainment, Inc. We changed our name to Quintel Communications, Inc. in 1998. Our executive offices are located at One Blue Hill Plaza, Pearl River, New York 10965, and our telephone number is (914) 620-1212.

                                  THE OFFERING


Securities offered...........................  229,862 shares of common stock
Sellers......................................  The shares are being offered by our shareholders and not by us.
Offering prices..............................  Prices then available on the Nasdaq National
                                               Market or in individually negotiated
                                               transactions.
Common stock to be outstanding after the
  offering(1)................................  15,864,164 shares
Use of proceeds..............................  We will not receive any proceeds from the sale of the shares.
Risk factors.................................  An investment in the shares involves a high degree of risk. See 'Risk Factors.'
Nasdaq National System trading symbol........  "QTEL"


---------------

(1) Does not include 2,850,000 shares reserved by us for issuance upon exercise of all stock options included in our 1995 Employee Stock Option Plan and our Second Amended and Restated 1996 Stock Option Plan, of which options to purchase 1,244,192 shares at prices ranging from $0.90625 to $15.5625 have already been granted by us.

                                  RISK FACTORS

     The purchase of the shares involves a high degree of risk, including, but not necessarily limited to, the risks described below. Before purchasing the shares, you should consider carefully the general investment risks enumerated elsewhere in this prospectus and the following risk factors, as well as the other information contained in this prospectus.

WE ARE STRONGLY DEPENDENT ON THE CONTINUED GROWTH OF THE ELECTRONIC COMMERCE INDUSTRY AND OUR BUSINESS WOULD BE ADVERSELY AFFECTED SHOULD THE INTERNET IN GENERAL FAIL TO BECOME A VIABLE COMMERCIAL MARKETPLACE.

     Our long-term viability is dependent, in part, upon the widespread consumer acceptance and use of the Internet as a medium of commerce, in particular a medium for the buying and selling of products and services. Use of the Internet as a means to market products and services is at an early stage of development, and its potential for growth and stability is uncertain. We cannot predict the extent to which consumers will be willing to shift their purchasing and selling habits from traditional means of commerce to online providers. In addition, the Internet in general may not become a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure, delayed development of enabling technologies and inadequate performance improvements. The Internet's viability as a commercial marketplace could also be adversely affected by increases in government regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and as a result adversely affect usage of the Internet in general. Adverse publicity and consumer concern about the privacy of users of the Internet may inhibit the growth of all types of commerce on the Internet. If the use of the Internet does not continue to grow or grows more slowly than expected, or if the infrastructure for the Internet does not effectively support the growth that may occur, our business operations would be materially adversely affected.

WE, OR OUR STRATEGIC PARTNERS, MAY BE UNABLE TO KEEP UP WITH THE RAPID TECHNOLOGICAL CHANGES THAT MAY OCCUR IN THE INTERNET AND E-COMMERCE ARENAS WHICH WOULD ADVERSELY AFFECT OUR BUSINESS OPERATIONS.

     To remain competitive, we and our strategic partners must enhance and continually improve the responsiveness, functionality and features of our services. The Internet and the online commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies, and the emergence of new industry standards and practices that could render existing technology and systems obsolete at any time. Our success will depend, in part, on our ability, and the ability of our strategic partners, to license leading technologies that address the increasingly sophisticated and varied needs of prospective consumers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of a website and other proprietary technology entails significant technical and business risks. There can be no assurance that we, or our strategic partners, will successfully use new technologies effectively or adapt existing websites and operational systems to customer requirements or emerging industry standards. If we, or our strategic partners, are unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business, prospects, financial condition and results of operations would be materially adversely affected.

WE COMMENCED THE OPERATIONS OF OUR INTERNET SEGMENT IN THE LATTER PART OF THE FISCAL YEAR ENDED NOVEMBER 30, 1999. THIS MAY LIMIT YOUR BASIS FOR EVALUATING US BASED ON OUR HISTORICAL PERFORMANCE.

     We commenced our Internet-based operations in August 1999, through our first strategic marketing investment in an Internet-related business. Our websites, GroupLotto.com, and MultiBuyer.com commenced operations in November and December, 1999, respectively. Previously, our business principally consisted of the sale of consumer oriented enhanced telephone services, revenues generated from customer telephone services, and revenues generated from customer acquisition programs with major long distance carriers. Accordingly, our Internet segment has an extremely limited operating history for you to use in evaluating our operations. An investor should, therefore, apply the risks and difficulties frequently encountered by early stage and development stage companies to his or her analysis of our company. If we fail to closely monitor and rapidly address these risks, our business, financial condition and results of operations may be materially and adversely affected.

OUR FUTURE OPERATING RESULTS MAY VARY SIGNIFICANTLY FROM OUR HISTORICAL OPERATING RESULTS.

     As a result of our modifications of the marketing of products and services from traditional direct media to our present Internet based marketing strategy, we are unable to predict if we will be able to generate profitable results or positive cash flows in future periods. Our inexperience in, and the relative immaturity of, Internet-based commerce, may adversely impact our financial condition and results of operations.

WE FACE INTENSE COMPETITION IN THE MARKETING OF PRODUCTS AND SERVICES.

     We face intense competition in the marketing of products and services, particularly on the Internet. Many of our competitors are well established, have reputations for success in the development and marketing of services and have significant financial, marketing, distribution, personnel and other resources. These financial and other capabilities permit such companies to implement extensive advertising and promotional campaigns, both generally and in response to efforts by additional competitors to enter into new markets and introduce new services.

WE MAY NOT HAVE ADEQUATE FUNDS AVAILABLE TO CREATE THE NECESSARY NAME RECOGNITION TO ALLOW US TO EXPAND OUR INTERNET SEGMENT, WHICH WILL BE NECESSARY TO REMAIN COMPETITIVE.

     There are several on-line companies that provide the products and services over the Internet that we offer. In order to establish our position as a competitive force in the Internet segment, we might undertake an extensive advertising campaign in an effort to establish name recognition, which could enhance our probability of success. Such a significant advertising outlay could put substantial demands on our current cash position and other current assets, and following such a campaign we might not have adequate cash, cash equivalents, or external financing available to maintain or otherwise expend advertising dollars to remain competitive.

OUR SUCCESS DEPENDS ON OUR ABILITY TO CONTINUE FORMING RELATIONSHIPS WITH OTHER INTERNET AND INTERACTIVE MEDIA CONTENT AND PRODUCT PROVIDERS.

     The Internet includes an ever-increasing number of businesses that offer and market consumer products and services. These entities offer advertising space on their websites, as well as profit sharing arrangements for joint effort marketing programs. We expect that with the increasing number of entrants into the Internet commerce arena, advertising costs and joint effort marketing programs will become extremely competitive. This competitive environment might prevent us from executing profit generating advertising and joint effort marketing programs in the future. This competitive environment may also prevent us from entertaining content and product providers to list and otherwise market their products and services through our websites. If we fail to continue establishing new, and maintain existing, profitable advertising and joint marketing arrangements, we may suffer substantial adverse consequences to our financial condition and results of operations.

WE WILL BE SIGNIFICANTLY DEPENDENT ON CONSUMER PRODUCT AND SERVICE SUPPLIERS TO PROVIDE US WITH THE PRODUCTS AND SERVICES NECESSARY TO FULFILL THE PURCHASING DEMANDS OF OUR CUSTOMERS.

     We rely on outside vendors to supply us with our entire line of consumer product and service offerings. Our current vendor relationships are limited to a few suppliers. We cannot assure you that our current vendor relationships will continue to allow us to obtain the products and services that our customers require on a timely basis, or at costs that will allow us to remain profitable. We cannot assure you that we will be able to identify additional, or alternative outside vendors to meet our product and service demands, on timely and profitable bases, should any current vendor relationship change. We could be subject to delays in receiving shipments of products purchased for resale or in direct customer shipments by our outside vendors. Additionally, our suppliers may enter into exclusive arrangements with our competitors, or stop selling their products or services to us at commercially reasonable prices.

OUR STRATEGY CALLS FOR STRATEGIC MARKETING INVESTMENTS IN, AND EXECUTION OF STRATEGIC MARKETING AGREEMENTS WITH, INTERNET-BASED MARKETING COMPANIES AND OTHER INTERACTIVE MEDIA COMPANIES. THESE INVESTMENTS OR MARKETING AGREEMENTS MAY NOT BE SUCCESSFUL IN PRODUCING OPERATING INCOME, POSITIVE CASH FLOWS, OR CAPITAL APPRECIATION, IN FUTURE PERIODS.

     We may make strategic marketing investments in, or acquisitions of, complementary businesses, product developers or service or technology providers. The terms and conditions of these investments or acquisitions may cause us to issue additional common stock, expend cash or incur debt. If debt is used to finance an investment or acquisition, the debt service costs could adversely impact our cash flows and limit our ability to make investments in, or acquisitions of, other businesses. If we issue stock in an investment or acquisition, your investment in our company could suffer substantial dilution. If we seek to make investments or acquisitions, we will be subject to the following risks:

     - We may not be able to identify suitable investment or acquisition candidates and marketing partners.

     - If the purchase price for an investment or acquisition consists of cash, we may need to use all or a portion of our available cash.

     - If we do identify suitable candidates, we may not be able to make investments or acquisitions on commercially acceptable terms.

     - Acquisitions may cause a disruption in our ongoing business, distract or otherwise occupy our executive management's focus, distract or reallocate the focus and efforts of our other human resources and make it difficult to maintain our standard operating controls and procedures.

     - We may not be able to successfully integrate the services, products and personnel of any acquired business into our operations in a timely and efficient manner.

We have no current understandings, commitments or agreements with respect to any material acquisitions or investments

OUR INTERNET CONSUMER SALE TRANSACTIONS ARE PRINCIPALLY SETTLED BY CREDIT CARD. IF OUR SECURITY MEASURES,
OR THE SECURITY MEASURES OF OUR MERCHANT VENDORS PROVE INADEQUATE OR FAIL FOR REASONS BEYOND OUR COLLECTIVE CONTROL, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     We have taken measures to insure that we and our vendors maintain privacy and confidentiality of our customer on-line commerce information. Nonetheless, our infrastructure and the infrastructure of our vendors are potentially vulnerable to physical or electronic break-ins, viruses, and/or similar problems. If a person were to circumvent existing security measures, he or she could misappropriate proprietary information and/or cause interruptions in our operations. Both we and our vendors may be required to make significant additional investments and institute additional controls to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability.

WE MAY NOT BE ABLE TO COMPLY WITH THE ADOPTION OF NEWLY CREATED LAWS AND GOVERNMENTAL REGULATION
OF THE INTERNET INDUSTRY THEREBY MAKING IT IMPOSSIBLE FOR US TO MAKE USE OF THE INTERNET FOR OUR PROPOSED STRATEGIC MARKETING PLAN. IN ADDITION, NEW RESTRICTIONS FOR INTERNET USE MAY INCREASE OUR COST OF DOING BUSINESS.

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than laws and regulations applicable to businesses generally, federal and state regulations dealing with the marketing of products and services, and laws or regulations directly applicable to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business, or otherwise have an adverse effect on our business, financial condition, and results of operations.

Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on our business, financial condition, and results of operations.

WE ARE DEPENDENT ON OUR KEY PERSONNEL FOR MANAGING OUR BUSINESS AFFAIRS. THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT THE CONDUCT OF OUR BUSINESS.

     We are and will be highly dependent upon the efforts of the members of our management team, particularly those of our Chief Executive Officer, Jeffrey L. Schwartz. The loss of the services of Mr. Schwartz may impede the execution of our business strategy and the achievement of our business objectives. We can give you no assurance that we will be able to attract and retain the qualified personnel necessary for the development of our business. Our failure to recruit key personnel or our failure to adequately train, motivate and supervise our existing or future personnel will adversely affect our operations.

OUR REGISTERED DOMAIN NAMES MAY BE AFFECTED BY FUTURE CHANGES IN DOMAIN NAME REGULATIONS.

     We currently have registered the Internet domain names "GroupLotto.com" and "MultiBuyer.com". Generally, on a global level, the domain name system is administered by a small number of entities whose administrative decisions are subject to change without notice. At any point, international or domestic regulatory bodies could establish additional top-level domains, appoint additional domain name registrars, modify the requirements for holding domain names or modify the requirements for resolving domain name disputes. For example, the ".COM" suffix commonly used today could in the future be split into multiple designations. Any of these changes could adversely affect our operations.

     The relationship between the administration of the domain name system and the legal rights of domain name holders and the laws protecting trademarks and similar proprietary rights is undeveloped and in a state of flux. Therefore, we may be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights or may be unable to retain rights in our current domain names.

OUR BUSINESS PLAN IS SUBJECT TO CHANGE AND ANY EXPECTATIONS WE AND YOU MAY HAVE FOR ITS SUCCESSFUL IMPLEMENTATION MAY BE DISAPPOINTED.

     Our business plan and strategy may quickly change based upon facts or circumstances currently unforeseen by us. Due to the ever changing nature of the e-commerce industry and the Internet, we, based upon these unforeseen facts or circumstances, may change our business plan at the discretion of our Board of Directors with results, adverse or otherwise, that we cannot now foresee.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FORESEEABLE
FUTURE, A PURCHASER IN THIS OFFERING WILL ONLY REALIZE AN ECONOMIC GAIN ON HIS INVESTMENT FROM AN APPRECIATION, IF ANY, IN THE MARKET PRICE OF OUR COMMON STOCK.

     We have never paid, and have no intentions in the foreseeable future to pay, any dividends on our common stock. Therefore, an investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK WILL DISCOURAGE PURCHASES OF OUR COMMON STOCK BY PERSONS WHO MIGHT OTHERWISE SEEK TO GAIN CONTROL OF QUINTEL.

     Our executive officers, directors and founders beneficially own 6,064,642 shares of our outstanding common stock representing approximately 38% of the total of our outstanding shares before the exercise of any outstanding warrants and options. Accordingly, such persons will be able to exercise substantial control in the election of our directors, increases in our authorized capital, our dissolution or merger, or sale of our assets, and otherwise influence the control of our affairs.

     As a result, potential purchasers may not seek to acquire control of our company through the purchase of common stock which may tend to reduce the market price of our common stock. In addition, we are subject to provisions of the General Corporation Law of the State of Delaware respecting business combinations which could, under certain circumstances, also hinder or delay a change in control.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," we are making forward-looking statements. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares covered by this prospectus.

                              SELLING SHAREHOLDER


     The following table sets forth certain information regarding beneficial ownership of our common stock as of April 14, 2000 by the selling shareholder. We believe that the person named in this table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it.



                      AMOUNT AND
                      NATURE OF      SHARES     BENEFICIALLY
      NAME OF         BENEFICIAL   REGISTERED      OWNED
  BENEFICIAL OWNER    OWNERSHIP*    FOR SALE    AFTER SALE*
  ----------------    ----------   ----------   ------------
CyberGold,
  Inc.(1)...........   229,862(2)   229,862         -0-


---------------

  * The number of shares of common stock beneficially owned by a person or entity is determined under rules promulgated by the United States Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power. Included among the shares owned by such person are any shares which such person or entity has the right to acquire within 60 days after March 6, 2000. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.


(1) The shares were initially issued to Itarget.com, Inc. Effective March 30, 2000, this company was merged into CyberGold, Inc.



(2) Except for information in our records and reports filed by it with us, if any, we have no knowledge of whether the selling shareholder owns any other shares of our common stock or options or warrants to purchase shares of our common stock. We believe that the selling shareholder will not own 1% or more of our outstanding shares if it sells all of its shares registered for sale.

                              PLAN OF DISTRIBUTION

     We are registering 229,862 shares of our common stock covered by this prospectus on behalf of the selling shareholder. We will pay the costs and fees of registering our common stock, but the selling shareholder will pay any brokerage commissions, discounts or other expenses relating to the sale of its common stock.

     The selling shareholder may, from time to time, sell all or a portion of such shares of our common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

     In effecting sales, brokers and dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers and dealers may receive commissions, discounts or concessions for their services from the selling shareholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. These commissions or discounts are not expected to exceed those customary in the types of transactions involved.

     The selling shareholder and any broker-dealer or agent involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and a portion of any proceeds of sale and the broker-dealers' or agents' commissions, discounts, or concessions may be deemed to be underwriters' compensation under the Securities Act.

     In addition to selling its common stock under this prospectus, the selling shareholder may transfer its common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; and the sale of such shares may be made by such transferees in the public securities markets by delivery of this prospectus to the buyers in such transactions.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by us with the Commission are incorporated by reference in this prospectus. Our Commission file number to be used to locate these documents is 0-27046.

     (a) Our Annual Report on Form 10-K for the year ended November 30, 1999.


     (b) Our Quarterly Report on Form 10-Q for the quarter ended February 29, 2000.



     (c) The description of our common stock set forth in our registration statement on Form 8-A filed October 23, 1995, including any amendment or report filed for the purpose of updating such description.


     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the termination of this offering, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                 LEGAL MATTERS


     The legality of the common stock included in this prospectus has been passed upon for us by Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, New York, New York. Murray L. Skala, a member of such firm, is a member of our Board of Directors, an owner of 4,000 shares of our common stock and the holder of options to purchase an aggregate of 70,000 shares of common stock.

                                    EXPERTS

     Our financial statements, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended November 30, 1999, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Our certificate of incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to us or our shareholders for monetary damages for breach of fiduciary duty as a director, provided that our certificate of incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our shareholders through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director including breaches resulting from negligent or grossly negligent behavior except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect our or our shareholders' ability to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

     In addition, our certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons who we may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, and to persons controlling Quintel pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                      WHERE YOU CAN FIND MORE INFORMATION

     Since December 5, 1995, we have been subject to the reporting requirements of the Exchange Act. In accordance with the Exchange Act, we have and will continue to file reports, proxy statements and other information with the Commission. Reports and other information filed by us may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such materials can be obtained from the Public Reference Room of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our common stock is listed on the Nasdaq National Market and reports and information concerning Quintel can also be inspected through such exchange. We intend to furnish our shareholders with annual reports containing audited financial statements and such other periodic reports as we deem appropriate or as may be required by law.

     We will provide without charge to each person who receives this prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. Such requests should be directed by mail to Mr. Daniel Harvey, Chief Financial Officer, Quintel Communications, Inc., One Blue Hill Plaza, Pearl River, New York 10956, or by telephone at (914) 620-1212.

     We have filed with the Commission a registration statement on Form S-3 and all schedules and exhibits thereto under the Securities Act with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to such registration statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the registration statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     It is expected that the following expenses will be incurred in connection with the issuance and distribution of the Common Stock being registered. All such expenses are being paid by the Company.

SEC Registration fee........................................  $   427
*Printing and Edgarization..................................    2,000
*Accountants' fees and expenses.............................   20,000
*Attorneys' fees and expenses...............................   10,000
*Miscellaneous..............................................    2,573
                                                              -------
          *Total............................................  $35,000
                                                              =======

---------------
* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's certificate of incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek non monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

     In addition, the certificate of incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS


EXHIBIT NUMBER                          DESCRIPTION
--------------                          -----------
      4.1       Form of certificate evidencing shares of common stock(1)
      5.1       Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass
                LLP, counsel for the Registrant(2)
     23.1       Consent of PricewaterhouseCoopers LLP(2)
     23.2       Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass
                LLP (included in Exhibit 5.1)(2)


---------------


(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1, filed with the Commission on November 14, 1995, and incorporated herein by reference.



(2) Filed as an exhibit with the initial filing of this Registration Statement, filed with the Commission on March 10, 2000.


ITEM 17.  UNDERTAKINGS

     The Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     2. That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     4. That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the shares of common stock offered herein, and the offering of such shares of common stock at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, State of New York, on March 10, 2000.

                                          QUINTEL COMMUNICATIONS, INC.

                                          By:    /s/ JEFFREY L. SCHWARTZ
                                            ------------------------------------
                                                    Jeffrey L. Schwartz
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                     SIGNATURE                                        TITLE                        DATE
                     ---------                                        -----                        ----
              /s/ JEFFREY L. SCHWARTZ                     Chairman and Chief Executive        April 17, 2000
---------------------------------------------------       Officer (Principal Executive
                Jeffrey L. Schwartz                                 Officer)

                 /s/ JAY GREENWALD                         President, Chief Operating         April 17, 2000
---------------------------------------------------           Officer and Director
                   Jay Greenwald

                 /s/ DANIEL HARVEY                           Chief Financial Officer          April 17, 2000
---------------------------------------------------         (Principal Financial and
                   Daniel Harvey                               Accounting Officer)

                /s/ ANDREW STOLLMAN                         Executive Vice President,         April 17, 2000
---------------------------------------------------          Secretary and Director
                  Andrew Stollman

                /s/ MURRAY L. SKALA                                 Director                  April 17, 2000
---------------------------------------------------
                  Murray L. Skala

                 /s/ EDWIN A. LEVY                                  Director                  April 17, 2000
---------------------------------------------------
                   Edwin A. Levy

               /s/ LAWRENCE BURSTEIN                                Director                  April 17, 2000
---------------------------------------------------
                 Lawrence Burstein

                                 EXHIBIT INDEX


EXHIBIT NUMBER                          DESCRIPTION
--------------                          -----------
      4.1       Form of certificate evidencing shares of common stock(1)
      5.1       Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass
                LLP, counsel for the Registrant(2)
     23.1       Consent of PricewaterhouseCoopers LLP(2)
     23.2       Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass
                LLP (included in Exhibit 5.1)(2)


---------------
 *  Filed herewith.

(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1, filed with the Commission on November 14, 1995, and incorporated herein by reference.


(2) Filed as an exhibit with the initial filing of this Registration Statement, filed with the Commission on March 10, 2000.